Exhibit 23(j)

INDEPENDENT AUDITORS' CONSENT



The Board of Trustees
Oppenheimer International Small Company Fund:

We consent to the use of our report dated September 22, 1999, included in the Registration Statement of Form N-1A of Oppenheimer International Small Company Fund and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus which is also a part of such Registration Statement, and "Independent Auditors" appearing in the Statement of Additional Information.

/s/ KPMG LLP
-------------------------
KPMG LLP

Denver, Colorado
December 16, 1999









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